EXHIBIT 5


                                  November 13, 1995















          UMB Financial Corporation
          1010 Grand Avenue
          Kansas City, Missouri  64106

               Re:  Registration Statement on Form S-3
                    for UMB Financial Corporation

          Ladies and Gentlemen:

               We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of 300,000 shares (the "Registered Shares") of the Company's common stock, $1.00 par value (the "Common Stock"), in connection with the Dividend Reinvestment and Employee Direct Stock Purchase Plan (the "Plan"). We are rendering this opinion pursuant to Item 16 of Form S-3 and Item 601 of Regulation S-K promulgated by the Commission.

               In connection with rendering this opinion, we have examined and relied without investigation upon the following:

               (a) The Plan adopted by the Company's Board of Directors on July 14, 1995;

               (b) The Registration Statement expected to be filed on November 13, 1995;

               (c)  The Company's Articles of Incorporation and Bylaws,  as
                    amended,  and  the  minutes   of  applicable  Board  of
                    Director meetings and shareholder meetings; and

               (d) Such documents, certificates and records of public officials and the Company and its officers and other documents and legal matters as we have deemed necessary for the purpose of rendering this opinion.

               Subject to the assumptions, qualifications and our examination as described herein, it is our opinion that the Registered Shares will, upon issuance and sale pursuant to the terms of the Plan, be legally issued, fully paid and nonassessable.

               In rendering the opinion herein, we have assumed without investigation that at the time of issuance of the Registered
          Shares:

               (1) The pertinent provisions of the Securities Act, all other securities laws and regulations, and such "blue-sky" securities laws as may be applicable (as to which no opinion is given herein) have been complied with;














               (2) There has been no change in the applicable law or the pertinent provisions of the Company's Articles of Incorporation or Bylaws since the date of this opinion;

               (3) There have been no changes in the number of Registered Shares, shares of Common Stock issued or shares of Common Stock reserved for issuance that causes the Registered Shares together with the shares heretofore issued to exceed the shares of Common Stock authorized in the Company's Articles of Incorporation;

               (4) The board of directors of the Company has taken the necessary actions to duly authorize the issuance of the Registered Shares; and

               (5) The board of directors of the Company will have taken the necessary corporate action determining that the value of the consideration to be received for the issuance of the Registered Shares is at least equal to the par value of such shares, and that such consideration will have been actually received by the Company, and that there is no actual fraud in the taking of such action.

               This Opinion is subject to the following assumptions (in addition to the other assumptions set forth herein), exceptions, qualifications and limitations:

               (a) In our examination and in rendering this Opinion, we have assumed the genuineness of all signatures (except officers of the Company on the Purchase Agreements), the legal capacity of all natural persons, that each document submitted to us for review is accurate and complete, that each such document that is an original is authentic, that each document that is a copy confirms to an authentic original, and that all signatures on the document are genuine.

               (b) We are admitted to the Bar of the State of Missouri, and we express no opinion as to the laws of any jurisdictions other than the laws of the State of Missouri. In addition, our opinion is intended to address only the specific legal issues directly and explicitly referred to herein, and does not address, by implication or otherwise, any other matter or issue.

               (c) In rendering this Opinion, we have relied without investigation on the representations, warranties, covenants and agreements of the Company, and we have assumed without investigation that such representations, warranties, covenants and agreements were accurate, complete and fair, and contained no omission of material facts, both on the date made and on and as of the date of this Opinion as though made on the date hereof, and that each of such parties has complied with, performed or satisfied such representations, warranties, covenants, and agreements on their part required to be complied with, performed or satisfied on or before the date hereof.

               (d) In rendering this Opinion, we have relied without investigation on the certificate of the Company.

               Other than the addressee, who is hereby authorized to rely on this Opinion, no one is entitled to rely on this Opinion.

               This Opinion is based on applicable law and our understanding of factual matters at the date hereof, and we disclaim any obligation to revise or supplement this Opinion based upon any change in applicable law or any factual matter that occurs or comes to our attention after the date hereof.

               We hereby consent to the filing of this opinion as an exhibit to and to being named in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,

                                   /S/ WATSON & MARSHALL L.C.